Exhibit 10.9

ExxonMobil Production Company
P.O. Box 4610

Houston, Texas 77210-4610

ExxonMobil
Production

May 25, 2011

Trade No. 6004126
Batson Field

Hardin County, Texas

Vanguard Energy Corporation

1999 Avenue of the Stars, Suite 1100
Los Angeles, California 90067

Attention: Mr. Warren Dillard

Gentlemen:

This will evidence our (Exxon Mobil Corporation, as “Farmor”) agreement to assign leasehold rights or to lease ExxonMobil mineral fee to you (Vanguard Energy Corporation, as “Farmee”), as applicable, as they may be earned pursuant to the terms and provisions of this agreement. Such conveyances shall be on a well-by-well basis, down to a depth of one hundred feet (100’) below the deepest producing perforation in the well or wells drilled hereunder. Such conveyance shall consist of 100% of our present right, title, and interest in and to the leases or mineral fee described below (sometimes referred to as “the Leases”) subject to the limitations and reservations in this agreement, insofar as the Leases cover oil and gas (which term as used in this agreement shall include casinghead gas and other gaseous and vaporous substances) in and under the following described lands (sometimes referred to as “ the Farmout Area” and depicted on the plat attached as Exhibit “1”):

100.00 acres, more or less, and being out of the M.A. Harris Survey, Abstract No. 591, Hardin County, Texas.

Depth Exclusion and Limitation: Said conveyance limited to a depth of one hundred feet (100’) below the deepest producing perforation in the well or wells drilled hereunder.

Notwithstanding anything in this agreement to the contrary, it is expressly understood and agreed that this agreement shall not cover, and we shall not be deemed to have conveyed, or have any obligation to convey (i) any well located within the Farmout Area that is producing or capable of producing oil and/or gas, including all personal property associated with, or used in connection with any such well, including, but not limited to, casing, tubing, surface equipment, tanks, pipelines, compressors and all other associated personal property, (ii) any rights to production from any such well, and (iii) any interest in the Leases to which production from any such well is attributed.

The above acreage number is recited for descriptive purposes only. We have not conducted a survey or a title examination and in no way warrant the number of acres shown, nor our title to the Leases. This farmout is intended to commit only the rights as specifically described in this agreement, and it is understood that we do not commit any properties, rights, installations, plants or appurtenances of any nature except as expressly set forth in this agreement.

It is expressly understood and agreed that you shall tender, as additional consideration, to the attention of Ms. Vicki Naquin, Land Technician/Accounting, Exxon Mobil Corporation, P.O. Box 4610, Houston, Texas 77210-4610, a cash payment of $30,000 on or before 10 days from the date on the first page of this agreement. Your failure to timely and properly tender such payment, shall, at our option, render this agreement null and void. It is understood and agreed that this additional consideration shall not be refundable for any reason, including, but not limited to the failure of title as to any interest conveyed under or covered by this agreement.

This agreement is subject to the following numbered paragraphs (sometimes referred to as provisions) which shall govern and determine the rights and obligations of the parties and the conduct of your operations, including without [imitation, as to all wells drilled hereunder, the interests which may be earned by such wells, and any subsequent well or wells which may be drilled under the terms of this agreement or which may be drilled on the Farmout Area after a conveyance (either an assignment of leases, a lease of mineral fee, or both) has been earned.

I. Earning Interests

A)            Initial Well

You shall commence operations for the drilling of a well (sometimes referred to as “Initial Well”), on or before twelve (12) months from the date of Farmor’s execution of this agreement, time being of the essence, at a mutually agreeable, regular location on the Farmout Area, and shall drill with due diligence and in a good and workmanlike manner to a depth of 9,000 feet below the surface or a depth sufficient to adequately test the Yegua Formation, whichever depth is shallower; said depth being sometimes hereinafter referred to as “Objective Depth.”

You agree to drill the Initial Well to the Objective Depth in a good faith effort to discover oil and/or gas and to test adequately all oil and/or gas-bearing formations encountered.

You agree to complete the Initial Well either as capable of producing oil and/or gas in paying quantities or to properly plug and abandon said well, in compliance with applicable rules and regulations, as a dry hole within one hundred twenty (120) days from commencement of operations on such well.

You shall drill the Initial Well to completion, free of any cost or liability to us, whether completed as a well capable of producing oil and/or gas in paying quantities, or plugged and abandoned as a dry hole.

In the event you fail to reach the Objective Depth in the Initial Well due to mechanical failure, the encountering of impenetrables or similar conditions rendering further drilling impracticable so that a reasonable and prudent operator would not continue the drilling of the well, you shall have the right to abandon such well and to commence operations at a mutually agreeable, regular location for the drilling of another well (sometimes referred to as “Substitute Well”) to the Objective Depth. If you do choose to drill such Substitute Well, you must commence such operations within thirty (30) days after such abandonment, and proceed to drill in a diligent manner to attain the Objective Depth. The Substitute Well shall be drilled subject to all the terms, provisions, and rights applicable to the drilling of the Initial Well,

B)            Earned Interests

If the Initial Well or a Substitute Well (if applicable) is drilled to the Objective Depth and completed as a well capable of producing oil and/or gas in paying quantities (referred to as the “Earning Well”), and we have been furnished satisfactory evidence to that effect, such as official regulatory agency tests, and you have complied with all other applicable provisions in this agreement, you will earn, subject to the depth and any other limitations set forth on Page One, and we shall lease to you, the form of assignment and/or lease attached as Exhibit “2”, the following part of our interests in the Farmout Area:

1)                                      If the Earning Well is classified as a gas well by the Railroad Commission, and said well is capable of producing gas in paying quantities, then you will earn a conveyance of our oil and gas rights in that portion of the Farmout Area placed in a mutually agreeable gas unit, said unit not to exceed the maximum size of proration unit prescribed by the Railroad Commission of Texas for the field in which the Earning Well is located, or 640 acres, whichever is the lesser.

If the Earning Well is classified as an oil well by the Railroad Commission of Texas, and said well is capable of producing oil in paying quantities, then you will earn a conveyance of our oil and gas rights in that portion of the Farmout Area placed in a mutually agreeable oil unit, said unit not to exceed the maximum size of proration unit prescribed by the Railroad Commission of Texas for the field in which the Earning Well is located, or 40 acres, whichever is the lesser.

2)                                      Notwithstanding anything in this agreement to the contrary, you shall not be entitled to earn more than 100 gross acres of our oil rights under this agreement and you shall not be entitled to earn more than 100 gross acres of our gas rights under this agreement.

C)            Additional Wells

1)                                      If the Initial Well or a Substitute Well is drilled and then plugged and abandoned as a dry hole, and you have complied with all the terms and provisions of this agreement, then you shall not earn any interests as a result of drilling such well(s), but you shall have the right to earn other farmout interests, on a well-by-well basis, by drilling an additional well(s) at a mutually agreeable, regular location on the Farmout Area, if not more than one hundred eighty (180) days elapse between the date the Initial Well or Substitute Well is plugged and abandoned as a dry hole, or the date of primary rig release, whichever is earlier, and the date you actually spud such additional well(s). The additional well(s) shall be drilled pursuant to all the terms and provisions of this agreement for the Initial Well and, if the additional well is capable of producing oil and/or gas in paying quantities, you will earn a conveyance as provided above for the Earning Well.

2)                                      In the event you complete an Earning Well, and you have complied with all terms and provisions of this agreement, then you shall have the option to earn the balance of the Farmout Area, on a well-by-well basis, by drilling an additional well(s) at a mutually agreeable, regular location on the Farmout Area, with such additional well(s) to be commenced within one hundred eighty (180) days after the completion date of the last well drilled as reported to the applicable regulatory agency, or the date of primary rig release, whichever is earlier. Each such well shall be subject to all the terms and provisions applicable to the drilling of the Initial Well and, if the additional well is capable of producing oil and/or gas in paying quantities, you will earn a conveyance as provided above for the Earning Well.

II. Rights Reserved by Farmor

A)            Overriding Royalty

Any conveyances made to you under this agreement shall be subject to the reservations, covenants, provisions and conditions in this agreement. In our conveyance to you of interests earned under this agreement:

1)                                     We shall reserve the following overriding royalty (the term “overriding royalty” as used in this agreement shall mean both the overriding royalty reserved in any assignment of leasehold earned hereunder and the royalty reserved in any lease of mineral fee earned hereunder):

(a)                                          On all oil produced and saved from the Leases, an overriding loyalty equal to the difference between twenty-five percent of eight-eighths (25% of 8/8ths) and the present Lease burdens (royalties, including non-participating and overriding royalties, and payments out of production) of such oil so produced and saved, delivery to be made free of all costs and expenses in developing and operating the Leases and all costs of production, to our credit into the pipelines or tanks to which the well or wells may be connected or otherwise as we may from time to time direct. Should we elect not to take our overriding royalty on oil in kind, then our part of such oil shall be paid at the market value at the well, free of all costs and expenses in developing and operating the Leases and all costs of production.

(b)                                          On all gas, including casinghead gas or other gaseous substances and liquid constituents of said gas, produced from and sold (on or off the Leases) or used off the Leases, or for the extraction of gasoline or other products therefrom, an overriding royalty equal to the difference between twenty-five percent of eight-eighths (25% of 8/8ths) and the present Lease burdens (royalties, including nonparticipating and overriding royalties, and payments out of production) of the market value at the well or wells of gas so produced, sold or utilized, free of all costs of developing and operating the Leases and all costs of production.

2)                                      Said overriding royalty payments shall be decreased proportionately if the Leases conveyed hereunder cover less than the entire and undivided fee interest in the described lands conveyed.

3)                                      Notwithstanding anything in this agreement to the contrary, if the price of any substance upon which overriding royalty is payable hereunder is regulated by any governmental agency, the market value of such substance for the purpose of computing the overriding royalty shall not be in excess of the price which you may lawfully receive.

4)                                      Said overriding royalty payments shall be free of all taxes except applicable gross production and severance taxes.

5)                                     We reserve the right and option at any time and from time to time to take in kind any of our overriding royalty in gas, casinghead gas and liquid constituents. If we so elect, we shall bear all costs incurred in taking in kind and such taking in kind shall be subject to the “Gas Balancing Agreement” attached as Exhibit “3.”

6)                                      Your payment of our reserved overriding royalties (and of all royalties, overriding royalties and other burdens) must be made from the date of first production and thereafter on the basis of 100% of the oil and gas produced and sold (on or off the leases) or used off the Leases, reduced to that percentage of such production that is attributable to the Leases conveyed. Such payments must be made regardless of whether you are or are not selling all or any part of your share of the total production; and, regardless of the identity of the purchaser or purchasers of any such production. Such payments shall be made on or before the twentieth (20th) day of the second calendar month after the month in which the royalties accrued. Division orders covering the overriding royalty reserved hereunder shall be sent to:

Property/Title Analysis Exxon
Mobil Corporation

P. O. Box 2305

Houston, Texas 77252-2305

7)                                     Our overriding royalty and other reserved and retained interests shall apply to any renewal or extension of any leasehold or new leases covering earned acreage within the Farmout Area which you may secure or cause to be secured within one (1) year from the expiration thereof.

B)            No Escalation/No Conversion APO

There shall be no escalation of overriding royalty or conversion to working interest at payout of the wells drilled hereunder.

C)            Ingress and Egress

We shall have and reserve the right of ingress and egress to and from the Leases for the enjoyment of any rights reserved or retained by us. In addition to such rights, we reserve the right to have access to any Leases conveyed hereunder to conduct seismic, geophysical and other investigations to obtain information regarding the Leases conveyed hereunder.

D)            Access to Well(s):

We shall at all times have free access to the wells and derrick floors of any wells drilled hereunder.

E)            Preferential Right to Purchase Production

1)                                     Preferential Right to Purchase Oil:

a)                              Nature of Right. For so long as any of the interests created by this instrument remain extant, we reserve and shall have the right to purchase from time to time all or any portion of the oil, distillate, condensate, drip gasoline, or other liquid hydrocarbons (hereinafter referred to as “oil”) which may be produced and saved from or allocated to the Leases conveyed by us hereunder, except for that oil which is used for operations upon and for the sole benefit of the Leases conveyed.

b)                              Notice and Election. Whenever it appears that you will complete a well capable of producing oil in paying quantities and all or a portion of such well’s production will be from or allocated to the Leases, and at any time thereafter within thirty days of having been requested by us to do so, the number and frequency of such requests to be at our sole discretion, you will notify us in writing of the production status of the interests covered hereby, which writing shall be sent, postage prepaid and addressed to our Oil Purchase Notice Recipient (designated on Exhibit “4”).

(I)                    We shall have thirty days after receipt of such notice from you in which to notify you if we elect to purchase all or part of such oil.

Failure to respond shall be deemed declination and an affirmative election shall be effective thirty (30) days from its mailing. If we elect to purchase all or part of such oil, you agree, that upon request you will execute a division order, on the standard form of division order in use by ExxonMobil at the time of such election. We shall also give notice of termination of such purchases at least 30 days in advance.

(ii)                  Should we on any one or more occasions elect not to purchase, such election shall not constitute a waiver of our right to do so at any later time and from time to time. Anything to the contrary notwithstanding, except to the extent of any election by us hereunder to purchase, we shall have no obligation to purchase or to furnish a market for the whole or any part of such production.

c)                              Purchase Price.

(i)                     For all purchases made by us hereunder during the twenty-one (21) year period commencing on the date of this Agreement, the purchase price shall be the price posted by us (ExxonMobil), as determined by us, applicable to such oil in effect at the time of delivery of the oil to us, less allowances for grade, quality and location differentials. If there is no such posting by ExxonMobil, then any such purchase shall be at the market value price as determined by ExxonMobil, at the well, after deduction of all costs of gathering, storing, dehydrating, treating, processing, and transporting said oil. Notwithstanding the above, you may elect to provide us with any bona fide term purchase offer(s) for such oil to be used in future market value determinations for the applicable time period of the oil delivery and we will consider any such offer(s) in determining the market value price.

(ii)                  For all purchases made by us after the twenty-one year period mentioned above, the last applicable purchase price shall remain in effect until we receive notice from you of the terms of any third party bona fide purchase offer for such oil that you desire to accept and notice of the production status. Should we elect to purchase or continue purchasing such oil, or any portion of it, the purchase price shall be the price stipulated in such bona fide offer and shall remain at such price until we have notified you of termination of such purchases and the termination has become effective pursuant to Subsection (b) above or until you have notified us of a new such bona fide offer, whichever occurs first; provided that should you so notify us, we shall have the right to elect to purchase such oil, or any portion of it, at such new price by notifying you within the thirty (30) day period described in Subsection (b) above and the price of said oil shall remain unchanged until the effective date of any new election.

2)            Preferential Right to Purchase Gas

a)                      Nature of Right. We shall have the continuing right and option for a period of twenty-one (21) years from the date of this agreement, to purchase all gas which may be produced from or allocated to the Leases; except that no such right or option shall be applicable to gas used for operating purposes or gas subject to existing gas contracts (including only those renewals or extensions which you are required to grant under the terms of said contracts) for so long as said gas may be subject to such existing gas contracts.

(i) “Spot Sales Contract” shall mean a contract to sell gas if:

•                                The contract provides for a monthly renegotiation of the sales price and the duration of the contract (including extensions) is limited to no more than one year; or

•                                the primary term of the contract is for one month or less, but may be extended for up to a total of one year.

(ii) “Long Term Contract” shall mean:

•                                any contract to purchase all or a part of any gas production if said contract is not a Spot Sales Contract.

b)                      Third Party Offers and Notice Requirements. If you elect to produce such gas and receive a bona fide third party offer acceptable to you for the purchase of all or part of your gas production, you shall promptly furnish us written notice (unless the applicable preferential purchase right has been waived) of such offer, with a copy of all data on the subject wells, flow rates, and reserves which you furnished to the prospective purchaser. Such notice shall be sent to our Gas Purchase Notice Recipient (designated on Exhibit “5”) who shall have thirty (30) days after receipt of such notice and data to elect to enter into a contract with you to purchase such gas on the same terms and conditions as were contained in the third party offer. If we fail to notify you within such thirty day period that we wish to exercise our right to such gas production, and you accept such third party offer, then we shall have no right to purchase such gas during the original term of the contract with the third party (or any renewals or extensions which occur and which you are required to grant under the terms of such contract).

c)                             Waiver Applicable to Spot Sales Contracts. Until further notice in writing from us to you, we waive our preferential right to purchase gas under Spot Sales Contracts which waiver may be freely revoked by us at any time. Should we revoke said waiver by notice in writing to you, then you shall promptly provide us with written notice of your intent to enter into a Spot Sales Contract, as provided below. Our preferential right to purchase gas under Long-Term Contracts is not subject to any such waiver.

d)                      Sale of Our Royalty Gas. Notwithstanding anything in this agreement to the contrary, any sale by you of gas produced or allocable to the Leases, without regard to our exercise or non-exercise of our right and option hereunder to purchase your gas production, shall be made subject to our reserved right and election to take our reserved royalties in kind (and any right we may have to convert our reserved royalties to a leasehold interest) and any such royalties taken in kind shall be owned and controlled by us free and clear of any commitment to or obligation under such sale.

F)                             Right to Takeover Wells.

You shall not plug and abandon any well drilled hereunder without giving us written notice of your plans at least thirty (30) days before the intended plugging date (or immediate notice if a rig is on location and such plugging was not anticipated), and we shall have fifteen (15) days from receipt of such notice (or 48 hours if a rig is on location) to notify you in writing of our election to take over the well, if applicable. Upon giving such notice, we shall own your interest in the well and the equipment related thereto, along with any and all interest you own in the drilling or spacing unit for said well. As soon as practicable thereafter, you shall make such assignment to us, and from then we shall assume all responsibility for such well, including the responsibility for plugging and abandoning such well, provided that you remain liable for any claims, damages, or causes of action attributable to periods prior to the date of such assignment. Such reassignment shall provide that it is free and clear of all lease burdens, overriding royalties, and payments out of production in excess of or in addition to those existing, as of the date of this Farmout Agreement, shall contain a description of the interest to be reassigned and shall contain a special warranty of title provision.

G)            Right to Reassignment of Leases.

As to Leases assigned to you pursuant to this agreement, in the event all production from and drilling or reworking operations on any lease ceases for (30) consecutive days, you agree to notify us no later than seven (7) calendar days after such thirty (30) day period has ended of your plans to maintain such lease. If you elect to release any of the Leases, you shall give us at least thirty (30) days’ prior written notice. If you elect to abandon any of the Leases (which term shall be defined in this provision as failure to attempt to restore production, whether by drilling or workover operations or other means commenced within forty-five (45) days from cessation of production) you shall give us immediate written notice thereof. In either case we shall have an optional right for a period of forty-five (45) days from timely notification to instruct you to make a reassignment of the Leases or that portion of the Leases which we wish to have reassigned. If we do instruct you to make a reassignment, such reassignment shall provide that it is free and clear of all lease burdens, overriding royalties, and payments out of production in excess of or in addition to those existing, as of the date of this Farmout Agreement, shall contain a description of the interest to be reassigned and shall contain a special warranty of title provision. You shall furnish such reassignment to us within thirty (30) days from your receipt of our request.

III. OBLIGATIONS OF FARMEE

A)            Farmout Well Names and Press Releases

You agree that the names of the well or wells drilled hereunder shall not contain the ExxonMobil name in any form. You also agree that you shall not use the ExxonMobil name in any form in any press release or release of information to the public regarding the operations hereunder without the express prior written consent of ExxonMobil, except in cases in which such use is expressly required by applicable law.

B)            Pooling and Unitization

It is expressly understood and agreed that our consent shall be required for the formation of any units covering Leases subject to this agreement. Notwithstanding the foregoing, it is understood and agreed that you shall be solely responsible for obtaining any agreements that may be required from mineral and/or royalty owners for the formation of any units including such Leases, and that, to the extent that you fail to obtain such consent, you shall bear any additional burdens on production, and any other obligations or liabilities, resulting from such failure.

C)            Compliance with Lease Terms, Covenants, Regulations

You shall comply with all valid laws, rules, and regulations in your operations upon the Farmout Area and the Leases and will comply with all laws, rules and regulations of the state regulatory body and all other governmental agencies having jurisdiction. You shall assume all the burdens of the Lessee under the Leases and you shall comply with the express and implied covenants of the Leases to the extent applicable to the Farmout Area. You agree that you shall not apply for any exception to the applicable spacing or density regulations without first obtaining our written consent.

D)            Provision of Information and Geological Requirements

1)              You shall furnish us with copies of any title opinions and curative materials acquired on the Farmout Area as soon as possible after they become available and regardless of whether a conveyance has been made hereunder.

2)              As to each well drilled under this agreement, and for each well drilled within one (1) mile of the Farmout Area or lands pooled with Leases in the Farmout Area, and at any time while this agreement is in effect, upon our written request, you shall provide copies of all forms and reports filed with any governmental agency, and shall at your sole cost and expense (except as agreed to by the parties) timely furnish to us all samples, cores, cuttings, depths, logs and other data specified in Exhibit “5” attached, as well as any other information obtained from said well or wells whether specifically set forth herein.

3)             You shall comply with the Geological Requirements set forth in Exhibit “5” attached.

E)            Delay Rental, Minimum Royalty and Shut-in Royalty

1) We shall make any delay rental, minimum royalty, or shut-in gas well payments which, in our sole opinion, are required to maintain in force any Leases assigned under this agreement, unless you are notified otherwise as provided hereunder.

2) You shall give written notice to both of our Shut-in Notice Recipients, at the following addresses: ExxonMobil Production Company, Attn: Regional Land Manager — Western U.S., P.O. Box 4610, Houston, Texas 77210-4610 and to Exxon Mobil Corporation, Attn.: Property/Title Analysis, P.O. Box 2305, Houston, Texas 77252-2305:

(a)          with respect to wells expected to be shut in after completion and before being placed on production, such written notice shall be given prior to the actual date of the shutting in of any such well or wells; and

(b)         with respect to wells that are shut-in after production has been obtained, such written notice shall be given prior to such event if possible, or within forty-eight (48) hours after shutting in if such event could not have been reasonably anticipated in advance.

3) You shall reimburse us for the full amount of any payment made pursuant to this agreement within thirty (30) days of receipt of an invoice from us, provided that if any delay rental, minimum royalty, or shut-in gas well payment shall serve to maintain said Lease as to lands not included in any applicable assignment made pursuant to this agreement, then your reimbursement shall be proportionately reduced on an acreage basis; however, no reduction shall be made by reason of any applicable depth limitation. We shall use due diligence to ensure that all delay rentals, minimum royalties, and shut-in gas payments which are necessary to maintain in force the Leases are properly made, but we shall not be liable for any inadvertent error or failure with respect to such payments.

4) We shall be relieved of the obligations to make such delay rental, minimum royalty and/or shut-in well payments at any time after giving you sixty (60) days advance written notice, whereupon you shall become responsible for making such payments.

F)            Use of Surface

1)                       Use of Roads. lf, in connection with any of your operations under this agreement, you shall use any of our lease roads, you agree that you shall bear your proportionate part, on a per-well basis, of the expense of maintaining such roads. If you shall cause substantial damage to a jointly used road because of excessive or unusual use, you shall be solely responsible for restoring such road to it prior condition. We reserve the right to terminate your use of any of our lease roads upon 60 days written notice to you.

2)                       Other Surface Use. You shall conduct your operations, as would a reasonably prudent operator, and shall comply with all existing surface use provisions contained in the Leases and/or other applicable surface use or other agreements. You shall notify the owner of the surface before conducting any operations on the Farmout Area and shall provide said owner with the name, address, and telephone number of your representative. You shall have the responsibility for complying with all legal regulatory and contractual obligations pertaining to the use of the surface for your operations, and for settling or otherwise disposing of any claim or cause of action by third parties arising out of your operations.

3)                       Disposal of Waste and Restoration of Land. You shall dispose of or discharge any waste from your operations (including but not limited to produced water, drilling fluids and other associated wastes) in accordance with applicable local, state and federal laws, rules, and regulations. To the extent required by law or by prudent oil field operation, you shall keep records of the types, amounts and location of wastes that are disposed of onsite and those wastes relating to your operations hereunder that are disposed of offsite. When and if any Lease or an interest therein which is earned and assigned in accordance with this agreement is terminated, you shall take whatever remedial action on the property is necessary to meet any local, state, or federal requirements directed at protecting human health and the environment at that time.

G)            Compliance with Laws, Release, and Indemnity

1)                       YOU SHALL COMPLY WITH ALL VALID LOCAL, STATE AND FEDERAL LAWS, RULES AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THOSE DIRECTED AT PROTECTING HUMAN HEALTH AND THE ENVIRONMENT, SUCH AS (BY WAY OF EXAMPLE AND NOT LIMITATION AND INCLUDING ALL AMENDMENTS) THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCES CONTROL ACT, AND THE CLEAN AIR ACT.

2)                       YOU ACKNOWLEDGE THAT THE LAND SUBJECT TO THIS AGREEMENT HAS BEEN USED FOR OIL AND GAS OPERATIONS IN THE PAST. YOU AGREE THAT ANY CONVEYANCE OF INTERESTS HEREUNDER SHALL BE ON AN “AS IS” BASIS.

3)                       YOU SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD EXXONMOBIL HARMLESS FROM ANY AND ALL DAMAGES, EXPENSES (INCLUDING COURT COSTS AND ATTORNEY’S FEES), CIVIL FINES, PENALTIES AND OTHER COSTS AND LIABILITIES (HEREINAFTER COLLECTIVELY REFERRED TO AS “CLAIMS”) ARISING, ASSERTED, COMMENCED OR MADE ON OR AFTER THE EFFECTIVE DATE OF THIS AGREEMENT THAT RESULT FROM YOUR ACTS AND OMISSIONS (OR THOSE OF OTHER PARTIES ON YOUR BEHALF) IN CARRYING OUT OPERATIONS UNDER THIS AGREEMENT AND/OR ON LEASES CONVEYED UNDER THIS AGREEMENT. THE ABOVE CLAIMS SHALL INCLUDE, BUT NOT BE LIMITED TO, THOSE ASSERTED OR BROUGHT BY ANY PARTY (INCLUDING, WITHOUT LIMITATION, YOUR OR EXXONMOBIL’S EMPLOYEES, CONTRACTORS, ANY LANDOWNERS OR INDIVIDUALS, LOCAL, STATE OR FEDERAL GOVERNMENTAL BODY OR AGENCY) FOR DEATH, PERSONAL INJURY, DAMAGE TO PROPERTY OR NATURAL RESOURCES, AND/OR FAILURE TO COMPLY WITH THE EXPRESS OR IMPLIED TERMS OF A MINERAL LEASE. SUCH CLAIMS SHALL ALSO INCLUDE ANY THAT ARISE OUT OF THE PLUGGING AND ABANDONING OR FAILURE TO PLUG AND ABANDON ANY WELLS ON OR IN LANDS COVERED HEREBY (WHETHER PLUGGED AND ABANDONED PRIOR TO OR AFTER THE EFFECTIVE DATE OF THIS AGREEMENT) OR ARISING OUT OF THE REMOVAL OF OR FAILURE TO REMOVE ANY PIPELINE OR OTHER FACILITIES, OR ON ACCOUNT OF THE PRESENCE, DISPOSAL, AND/OR RELEASE OF ANY MATERIAL OF ANY KIND IN, ON OR UNDER THE LANDS COVERED HEREBY (WHETHER OR NOT SUCH MATERIAL WAS PRESENT PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT).

THE TERMS OF THIS PROVISION “3” SHALL APPLY NOTWITHSTANDING THE STRICT LIABILITY, JOINT NEGLIGENCE OR FAULT OF EXXONMOBIL OR ANY PARTY OR PARTIES. THE PROVISIONS SET FORTH IN THIS ARTICLE III(G)(1,2,&3) SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

H)            Minimum Insurance Requirements

You shall carry and maintain in force the following insurance covering your liability hereunder, and furnish ExxonMobil, upon request, with certificates evidencing such coverage to the Insurance Notice Recipient indicated on Exhibit “4” attached:

1)                          Workers’ Compensation and Employers’ Liability

For all your employees, workers’ compensation and employers’ liability insurance or similar social insurance in accordance with law which may be applicable to those employees.

2)                          Comprehensive General Liability Comprehensive general liability insurance coverage and policy limits providing at least $1,000,000 coverage for injury, death, or property damage resulting from each occurrence.

3)                          Automobile Liability

Automobile liability insurance coverage and policy limits covering owned, non-owned and rented automotive equipment providing at least $1,000,000.00 coverage for injury, death, or property damage resulting from each accident.

The minimum insurance requirements as set forth above shall not limit or diminish in any way the respective rights and obligations of the parties under this agreement.

IV. MISCELLANEOUS

A)            Taxes

You shall pay all production, severance, and ad valorem taxes assessed against the Leases conveyed to you under this agreement. Ad valorem taxes shall be prorated between the parties for the year in which the conveyance is effective and in the year of any re-assignment or reversion. Any increase in ad valorem taxes assessed against the Leases conveyed to you as a result of Earning Wells shall be for your account.

B)            No Warranty or Representation

ANY CONVEYANCE WE MAKE UNDER THIS AGREEMENT SHALL BE WITHOUT ANY REPRESENTATION OR WARRANTY OF TITLE, OR ANY OTHER TYPE OF REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED. IT IS EXPRESSLY UNDERSTOOD THAT WE HAVE NOT UNDERTAKEN TO

MAKE ANY REVIEW OF OUR RECORDS OR ANY OTHER RECORDS TO CONFIRM OUR OWNERSHIP OF THE LEASES, AND THAT YOU HAVE ASSUMED FULL RESPONSIBILITY FOR, AND REPRESENT THAT YOU HAVE CONDUCTED, SUCH TITLE RESEARCH AS IS NECESSARY TO CONFIRM SUCH OWNERSHIP.

C)            Subject to Other Agreements; Waivers; Indemnity

This agreement is made subject to any Gas Sales Contracts, Product Purchasing Agreements, Joint Operating Agreements or other instruments or contracts covering or affecting the Farmout Area, whether or not you have actual or constructive notice of such agreements. It is understood and agreed that you are solely responsible for obtaining any necessary consent to assign or waivers required under any applicable lease or other agreements and for obtaining waivers of Maintenance of Uniform Interest or Preferential Right to Purchase provisions under any operating agreement.

INDEMNITY. WE SHALL NOT BE LIABLE FOR ANY RISK, LOSS, EXPENSE OR CLAIMS YOU MAY SUFFER AS A RESULT OF YOUR FAILURE OR INABILITY TO SECURE SUCH CONSENTS OR WAIVERS. IT IS HEREBY UNDERSTOOD AND AGREED THAT YOU SHALL DEFEND AND INDEMNIFY US FROM ANY AND ALL CLAIMS, LOSSES, LIABILITY AND/OR CAUSES OF ACTION ARISING OUT OF ANY FAILURE TO OBTAIN ANY CONSENTS TO ASSIGN OR WAIVERS UNDER ANY LEASE OR OTHER AGREEMENT, AND FOR ANY FAILURE TO SECURE WAIVERS OF MAINTENANCE OF UNIFORM INTEREST OR PREFERENTIAL RIGHTS TO PURCHASE UNDER ANY APPLICABLE AGREEMENTS. SUCH INDEMNITY SHALL APPLY NOTWITHSTANDING THE NEGLIGENCE OF ANY PARTY OR PARTIES, INCLUDING EXXON MOBIL CORPORATION. THIS PROVISION SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

D)            Successors and Assigns and Approval of Assignments.

1)                                      The terms and provisions of this agreement shall extend to and be binding upon the parties, their respective heirs, successors, legal representatives and third-party assigns; provided, however, that no assignment by you of any of the interests earned hereunder or of the rights or obligations hereunder shall be made without our prior written consent.

2)                                      We specifically reserve the right to withhold our consent to any such proposed assignment by you if we determine, in good faith, that adequate protections do not exist to guarantee the proper and timely performance of all of your obligations hereunder. Upon request, we shall be provided with sufficient information to permit us to evaluate the financial responsibility of any proposed third party assignee. Any such assignment shall provide that the assignee will assume the proper and timely performance of all of your obligations hereunder. Any assignment that is not in compliance with the terms of this paragraph shall be null and void and, at our sole option, terminate this agreement. Consent by us to any such assignment shall not relieve you nor any assignee from the rights and obligations as to any future assignment or from the timely and proper performance of any of your obligations hereunder. In the event you contemplate an assignment of rights to a third party or parties, you shall give prompt notice to us, addressed to our Assignment Notice Recipient (Exhibit “5”), of such proposed assignment. If we consent to such assignment, it shall not be effective until we have received, in writing, an instrument or letter executed by you and your assignee evidencing that such assignment has occurred and that your assignee has assumed all the obligations of this agreement.

3)                                      Notwithstanding anything contained in this agreement to the contrary, we shall have the right, in our sole discretion, to assign to any affiliate or subsidiary or to any third party, from time to time and in whole or in part, our rights hereunder, including, but not limited to, our right and option to purchase the oil or gas as aforesaid. No assignment shall affect the price at which oil may be purchased hereunder and such price shall continue to be governed by the provisions of this agreement.

E)            Default

In the event of your failure or default in the commencement of the Initial Well or additional well or wells in the time and manner provided above, if any, or in the event of your failure or default in the making of reports and/or in the furnishing of information, logs, surveys, or other required data, or in obtaining any necessary consents to assign, or waivers of maintenance of uniform interest or preferential purchase rights, or in any of the other requirements, conditions, or obligations herein, then we shall be relieved of the obligation to make any conveyance and may, at our option, terminate this agreement as to any portion of the Farmout Area not already assigned, by written notice to you. Upon the giving of such notice, all your rights, titles, and interests under this agreement, except as to the Leases, or portions of the Leases already conveyed under this agreement, shall terminate. No such written notice of termination shall be necessary in the event you fail to earn the Leases above described. Our right of termination shall be in addition and without prejudice to any rights under this agreement or other rights or causes of action which we may have, either at law or in equity, arising out of your failure or default hereunder.

F)            Entire Agreement

This agreement and the attached exhibits constitute the entire agreement and understanding between the parties and supersede any and all prior agreements, understandings, and negotiations, written or oral, relating to the subject matter hereof, unless references are incorporated herein. This agreement may be modified and amended only by written instruments executed by the parties.

G)            Notice of Matters of Record

This agreement, all leases, and all mineral interests described herein are subject to all matters of public record, including those of the county or counties in which the leases and mineral interests are situated.

H)            Headings

Headings herein are intended as an aid to the reader to the reader only and shall not be construed to amend or restrict the meaning of the terms and provisions in the agreement and its exhibits in any way.

1)            No Waiver of Rights

The failure of either party to exercise any right granted hereunder shall not be deemed as a waiver of such party’s privilege to exercise such right at any time or times.

J)            Notices

Except as specifically provided in this agreement, all notices relating to this agreement shall be delivered to the following addresses:

Farmor:                   Exxon Mobil Corporation

Attn: Land Supervisor
P. O. Box 4610

Houston, TX 77210-4610

Farmee:                  Vanguard Energy Corporation

1999 Avenue of the Stars, Suite 1100
Los Angeles, California 90067

or to such other address as a party may from time to time designate.

K)            Term

Subject to our rights to terminate as set forth in this agreement, the effective date of this agreement shall be that date on which it is duly accepted and signed below. Subject to our rights to terminate, this agreement shall remain in full force and effect for as long as any Leases conveyed hereunder remain in effect.

L)            Severability

It is the intent of the parties that the provisions contained in this agreement shall be severable. Should the whole or any portion of those provisions be held void or invalid, as a matter of law, such holding shall not affect other portions of the provisions or of this agreement, which shall be given effect without the invalid or void portion.

M)           Setoff

For purposes of this provision only, ExxonMobil as Farmor, and Vanguard Energy Corporation, as Farmee shall be deemed to include such companies’ respective subsidiaries and affiliates. ExxonMobil may setoff any amount owed to ExxonMobil by Farmee against any amount owed to Farmee by ExxonMobil, whether under this Agreement or any other agreement or arrangement between or among any of them. If any amount owed is unliquidated or unascertainable, ExxonMobil may setoff an amount estimated by it in good faith to be the amount owed.

By:	/s/ John C. Rothwell
John C. Rothwell
Agent and Attorney-in-Fact

This agreement is submitted in duplicate originals. If the foregoing paragraphs correctly set forth your understanding of our agreement, please return, within ten (10) days from the date on Page 1, an original of this agreement properly executed by a duly authorized representative of Farmee, in the space provided. If we fail to receive such accepted copy within ten (10) days, we may, at our option, terminate the offer or grant you additional time in which to accept.

Very truly yours,

EXXON MOBIL CORPORATION

ACCEPTED this 14th day of June, 2011

By:	/s/ Warren M. Dillard
Warren M. Dillard, CEO
Vanguard Energy Corporation

Exhibit "1"
Trade #6004126
Hardin County, Texas

LA CASEY
A-929
NAPOLEON
DEWALTZ
A-179
HARDIN
CSL
A-260
MARTHA
GILBERT
A-601
JOSE C
LOPEZ
A-360
JEREMIAH
KERBY
A-351
0021247001
MEDORAA
HARRIS
A-591
CHAMPION
CHOATE
A-153
HENRY
G KING
A-825
JOSEPHINE
MILHORN
A-387
LEFROY
GEDRIE
A-234
0046379001
D P COITL
A-143
JOHN
KNIGHT SR
A-621
F H GREEN
A-24
0C4 38 1
E ROY
E RUF
POLK
HARDIN
1,000 0 1,000 2,000
Feet
PROPOEI) VANWAND
5M MINMAL P88

-19-

Exhibit “2”
OIL AND GAS LEASE

THE STATE OF TEXAS

COUNTY OF HARDIN

This lease is made effective as of the                                                    day of                          of 20    .

LESSOR: Exxon Mobil Corporation, a New Jersey Corporation

P.O. Box 4610

Houston, Texas 77210-4610

LESSEE: Vanguard Energy Corporation

1999 Avenue of the Stars, Suite 1100
Los Angeles, California 90067

Exxon Mobil Corporation, hereinafter called “Lessor” for TEN DOLLARS ($10) and other valuable consideration paid by Vanguard Energy Corporation, hereinafter called “Lessee”, and pursuant to Farmout Agreement dated May 25, 2011 between Lessor and Lessee (“Farmout Agreement”), Lessor does grant, lease and let unto Lessee its interest in the following described property for purposes of investigating, exploring, prospecting, drilling and mining for, and producing oil and gas from the following described land hereinafter referred to as the “Leased Premises.”

PROPERTY DESCRIPTION

include any depth limitatrons

Notwithstanding                                                                                        anything in this Lease to the contrary, it is expressly understood and agreed that Lessor excepts and reserves from this Lease, and Lessor shall not be deemed to have conveyed, or have any obligation to convey (i) any existing well located within the Leased Premises now owned or claimed by Lessor that is producing or capable of producing oil and/or gas, including all personal property associated with, or used in connection with any such well, including, but not limited to, casing, tubing, surface equipment, tanks, pipelines, compressors and all other associated personal property, (ii) any rights to production from any such well, and (iii) any interest in the Leases to which production from any such well is attributed by proration or unit agreement.

This Lease is intended to commit to Lessee only the rights as are herein specifically described and it is understood that Lessor does not by reason hereof agree to commit or assign or lease to Lessee any properties, rights, installations, plants or appurtenances of any nature except as expressly herein set forth.

I. TERM

A.            PRIMARY TERM: Subject to the other provisions herein, this Lease shall be effective for as long as oil and gas, or either of them is produced from the Leased Premises.

B.            CONTINUOUS OPERATIONS: If at the expiration of the primary term, oil or gas is not being produced on the Leased Premises, but Lessee is then engaged in drilling or reworking operations thereon or shall have completed a dry hole thereon within sixty (60) days prior to the end of the primary term, this lease shall remain in force so long as operations on said well or for the drilling and reworking of any additional well, are prosecuted with no cessation of more than sixty (60) consecutive days, and if they result in the production of oil or gas, so long thereafter as oil or gas is produced from the Leased Premises. If the production of oil and/or gas should cease from any cause, this lease shall remain in force if Lessee commences operations for drilling or reworking within sixty (60) days thereafter and continues drilling or reworking operations on said well or any additional well with no cessation of more than sixty (60) consecutive days, and if they result in the production of oil or gas, so long thereafter as oil or gas is produced from the Leased Premises.

Within sixty (60) days after this Lease or any portion of this Lease has terminated, Lessee shall provide Lessor a release of such acreage in a form recordable in the appropriate records. In the event Lessee fails to provide such a release within such period, Lessee shall pay to Lessor the sum of one hundred dollars ($100) per each day that elapses until such release has been granted, it being understood that such sum has been agreed upon as liquidated damages for the inconvenience such delay causes to Lessor and not as a penalty, and that the parties have agreed upon such sum as an attempt to make a reasonable forecast of Lessor’s probable loss because of the difficulty of estimating with exactness the damages that will result.

II. ROYALTIES

A.            AMOUNT: Lessee shall pay Lessor the following royalties:

1)             On oil, twenty-five percent of eight-eighths (25% of 818ths) of all that is produced and saved from the Leased Premises, delivery of such oil to be made free of all costs and expenses in developing and operating the Leased Premises and all costs of production, to Lessors’ credit into the pipelines or tanks to which the wells may be connected or otherwise as Lessor may from time to time direct.

2)             On gas, including casinghead gas or other gaseous substances and liquid constituents of said gas, produced from and sold (on or off the Leased Premises) or used off the Leased Premises, or for the extraction of gasoline or other products therefrom, the market value at the well of twenty-five percent of eight-eighths (25 % of 818ths) of the gas so produced, sold or utilized, free of all costs of developing and operating the Leased Premises and all costs of production.

B.            NO ESCALATION OR CONVERSION APO

There shall be no escalation of royalty or conversion to a working interest at payout of the wells drilled hereunder.

C.            PAYMENT: Payment by Lessee of the royalties shall be made from the date of first production and thereafter on the basis of 100% of the oil and gas produced and taken or sold (reduced to that percentage of such production that is attributable to the Leased Premises). Such payment shall be made regardless of whether Lessee is or is not selling all or any part of Lessor’s share of the total production, and regardless of the identity of the purchaser or purchasers of such gas if you are selling all or any part of the total gas produced. The terms applicable to such royalties are further set forth in the Farmout Agreement.

D.            RIGHT TO TAKE GAS ROYALTY IN KIND: Notwithstanding anything herein to the contrary, Lessor shall have the right at any time to take Lessor’s royalty share of gas produced from or allocated to the Leased Premises in kind. Said right may be exercised upon giving Lessee thirty (30) days written notice of such election.

E.              PROPORTIONATE REDUCTION: Lessor’s royalties shall be decreased proportionately if the Lease covers less than the entire and undivided fee interest in the described Leased Premises.

F.              FREE FUEL: To the extent it has the authority to do so, Lessor grants to Lessee free use of oil, gas, fuel and water from the Leased Premises, except water from Lessor’s wells, for all operations hereunder and the royalty on oil and gas shall be computed after deducting any so used.

III. RIGHTS RESERVED BY LESSOR

A.            INGRESS AND EGRESS: Lessor shall have the right of ingress to and egress from the Leased Premises for the purposes for the enjoyment for any rights reserved or retained by Lessor in the Farmout Agreement and hereunder.

B.            ACCESS TO WELL(s): Lessor’s representatives shall at all times have free access to the well and derrick floor of any well drilled hereunder.

C.            PREFERENTIAL RIGHTS TO PURCHASE OIL AND GAS:

1)    PREFERENTIAL RIGHT TO PURCHASE OIL.

For so long as any of the interests created by this instrument remain extant, Lessor reserves and shall have the right to purchase from time to time all or any portion of the oil, distillate, condensate, drip gasoline, or other liquid hydrocarbons (hereinafter referred to as “oil”) which may be produced and saved from or allocated to the Leased Premises, except for that oil which is used for operations upon, and for the sole benefit of, the Leased Premises. The terms governing such right are set forth in detail in the Farmout Agreement.

2)   PREFERENTIAL RIGHT TO PURCHASE GAS.

Lessor shall have the continuing right and option for a period of 21 years from the effective date of the Farmout Agreement, to purchase all gas which may be produced from or allocated to the Leased Premises; except that no such right or option shall be applicable to gas used for operating purposes or gas subject to existing gas contracts (including only those renewals or extensions which are required to be granted by Lessee under the terms and conditions of said contracts) for so long as said gas may be subject to such existing gas contracts. The terms governing such right are set forth in detail in the Farmout Agreement.

D.            RIGHT TO TAKE OVER WELL(s): Lessee shall not plug and abandon any well drilled hereunder without giving Lessor written notice thereof at least thirty (30) days before the intended plugging date (or immediate notice if a rig is on location and such plugging was not anticipated), and Lessor shall have fifteen (15) days from receipt of such notice (or 48 hours if a rig is on location) to notify Lessee in writing of its election to take over the well. The terms governing any such takeover are further set forth in the Farmout Agreement.

IV. LESSEE’S OBLIGATIONS

A.            WELL NAMES AND PRESS RELEASES: Lessee agrees that the names of wells drilled hereunder shall not contain the ExxonMobil name in any form. Lessee also agrees that Lessee shall not use the ExxonMobil name in any form in any press release or release of information to the public regarding the operations hereunder, without the express prior written consent of ExxonMobil, except in such cases in which such use is expressly required by applicable law.

B.            POOLING AND UNITIZATION: Lessee agrees that Lessor’s consent shall be required for the formation of any units including the Leased Premises. The terms governing any such pooling or unitization are further set forth in the Farmout Agreement.

C.            COMPLIANCE WITH LAWS AND REGULATIONS:. Lessee shall comply with all valid laws, rules and regulations of the state regulatory body and all other governmental agencies having jurisdiction. Lessee agrees that Lessee shall not apply for any exception to the applicable spacing or density regulations without first obtaining the written consent of Lessor.

D.            PROVISION OF INFORMATION:

1)                                      As to each well drilled hereunder, and for each well drilled by Lessee within (1) mile of the Leased Premises at any time during which this lease is in effect, and as to all or any portion of the Leased Premises or acreage pooled with such Lease, Lessee shall provide copies of all forms and reports filed with any governmental agency, and shall at Lessee’s sole cost and expense, timely furnish to Lessor all samples, cores, cuttings, logs and other data specified to be furnished in the Farmout Agreement.

2)                                      Lessee shall comply with the Geological Requirements set forth in Exhibit “5” of the Farmout Agreement.

E.              REMOVAL OF EQUIPMENT; RESTRICTIONS ON SURFACE USE: To the extent that it has the authority to do so, Lessor grants to Lessee the right at any time during or after the expiration of this lease to remove all property and fixtures placed by Lessee on the Leased Premises including the right to draw and remove casing. When required by Lessor or surface owner, Lessee will bury all pipelines below ordinary plow depth and no well shall be drilled within two hundred feet (200’) of any residence, barn or other structure now on the Leased Premises without Lessor’s or Surface Owner’s written consent.

F.              WASTE DISPOSAL AND REMEDIATION RESPONSIBILITY: Lessee shall dispose of or discharge any waste from the Leased Premises (including, but not limited to, produced water, drilling fluids, and other associated wastes) in accordance with applicable local, state and federal laws and regulations. To the extent required by applicable laws or by prudent oilfield practice, Lessee shall keep records of the types, amounts, and locations of wastes which are disposed of onsite and offsite. Lessee shall take whatever remedial action on the Leased Premises necessary to meet any local, state, or federal requirements directed at protecting human health and the environment in effect at that time.

G.            COMPLIANCE WITH LAWS, RELEASE AND INDEMNITY

1)                  LESSEE SHALL COMPLY WITH ALL VALID LOCAL, STATE AND FEDERAL LAWS, RULES AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THOSE DIRECTED AT PROTECTING HUMAN HEALTH AND THE ENVIRONMENT, SUCH AS (BY WAY OF EXAMPLE AND NOT LIMITATION AND INCLUDING ALL AMENDMENTS) THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCES CONTROL ACT, AND THE CLEAN AIR ACT.

2)                  LESSEE ACKNOWLEDGES THAT THE LAND SUBJECT TO THIS AGREEMENT HAS BEEN USED FOR OIL AND GAS OPERATIONS IN THE PAST. LESSEE AGREES THAT ANY LEASE OF INTERESTS HEREUNDER SHALL BE ON AN “AS IS” BASIS.

3)             LESSEE SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD EXXONMOBIL HARMLESS FROM ANY AND ALL DAMAGES, EXPENSES (INCLUDING COURT COSTS AND ATTORNEY’S FEES), CIVIL FINES, PENALTIES AND OTHER COSTS AND LIABILITIES (HEREINAFTER COLLECTIVELY REFERRED TO AS “CLAIMS”) ARISING, ASSERTED, COMMENCED OR MADE ON OR AFTER THE EFFECTIVE DATE OF THE FARMOUT AGREEMENT THAT RESULT FROM LESSEE’S ACTS OR OMISSIONS (OR THOSE OF OTHER PARTIES ON LESSEE’S BEHALF) IN CARRYING OUT OPERATIONS UNDER THE FARMOUT AGREEMENT, OR ON THE LEASED PREMISES. THE ABOVE CLAIMS SHALL INCLUDE, BUT NOT BE LIMITED TO, THOSE ASSERTED OR BROUGHT BY ANY PARTY (INCLUDING, WITHOUT LIMITATION, LESSEE’S OR EXXONMOBIL’S EMPLOYEES, CONTRACTORS, ANY LANDOWNERS OR INDIVIDUALS, LOCAL, STATE OR FEDERAL GOVERNMENTAL BODY OR AGENCY) FOR DEATH, PERSONAL INJURY, DAMAGE TO PROPERTY OR NATURAL RESOURCES, AND/OR FAILURE TO COMPLY WITH THE EXPRESS OR IMPLIED TERMS OF THIS LEASE. SUCH CLAIMS SHALL ALSO INCLUDE ANY THAT ARISE OUT OF THE PLUGGING AND ABANDONING OF ANY WELLS OR THE FAILURE TO PLUG AND ABANDON ANY WELLS ON THE LEASED PREMISES (WHETHER PLUGGED AND ABANDONED PRIOR TO OR AFTER THE EFFECTIVE DATE OF THIS LEASE) OR ARISING OUT OF THE REMOVAL OF ANY PIPELINE OR OTHER FACILITIES, OR ON ACCOUNT OF THE PRESENCE OF, DISPOSAL, RELEASE OF ANY MATERIAL OF ANY KIND IN, ON OR UNDER THE LEASED PREMISES (WHETHER OR NOT SUCH MATERIAL WAS PRESENT PRIOR TO THE EFFECTIVE DATE OF THE FARMOUT AGREEMENT).

THE TERMS OF THIS PROVISION “3” SHALL APPLY NOTWITHSTANDING THE STRICT LIABILITY, JOINT NEGLIGENCE OR FAULT OF EXXONMOBIL OR ANY PARTY OR PARTIES. THE PROVISIONS SET FORTH IN THIS ARTICLE IV(G)(1,2, & 3) SHALL SURVIVE TERMINATION OF THIS LEASE AND OF THE FARMOUT AGREEMENT.

H.            INSURANCE: Lessee shall carry insurance as specified in the Farmout Agreement and shall, upon request, furnish Lessor with certificates evidencing such coverage. Each party shall bear and pay any gross production or severance taxes assessed against production allocated to the interest of such party reserved or leased hereunder.

V. MISCELLANEOUS

A.            TAXES: Lessee shall pay all production, severance, and ad valorem taxes assessed against the Leased Premises, except that such taxes shall be prorated between Lessor and Lessee for the year in which the Lease becomes effective, and in the year of reassignment or reversion.

B.            NO WARRANTY OR REPRSENATION: THIS LEASE IS MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF TITLE, OR ANY OTHER TYPE OF REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED. IT IS EXPRESSLY UNDERSTOOD THAT LESSOR HAS NOT UNDERTAKEN TO MAKE ANY REVIEW OF ITS RECORDS OR ANY OTHER RECORDS TO CONFIRM ITS OWNERSHIP OF THE LEASED PREMISES, AND THAT LESSEE HAS ASSUMED FULL RESPONSIBILITY FOR, AND REPRESENTS THAT IT HAS CONDUCTED, SUCH TITLE RESEARCH AS IS NECESSARY TO CONFIRM SUCH OWNERSHIP.

C.            SUBJECT TO AGREEMENTS: This Lease is subject to all of the terms and provisions set forth in the Farmout Agreement and its exhibits, whether or not specifically referred to herein, as well as to any matters of record as of the effective date hereof, and to the following agreements and/or instruments insofar as they relate to the Leased Premises:

(insert the names and dates of any other agreements/instruments!

D.            SUCCESSORS AND ASSIGNS AND APPROVAL OF ASSIGNMENTS

1)             The terms and conditions hereof shall extend to and be binding upon the parties, their respective heirs, successors, legal representatives and third-party assigns; provided, however, that no assignment by Lessee of any of the rights or obligations hereunder shall be made without Lessor’s prior written consent.

2)              Lessor specifically reserves the right to withhold consent to any such proposed assignment by Lessee if Lessor determines, in good faith, that adequate protections do not exist to guarantee the proper and timely performance of all of the obligations hereunder. Upon request, Lessor shall be provided with such information sufficient to permit evaluation of the financial responsibility of any proposed assignee. Any such assignment shall provide that the assignee will assume the proper and timely performance of all of the obligations hereunder. Any assignment which is not in compliance with the terms of this paragraph shall be null and void. Consent by Lessor to any such assignment shall not relieve Lessee nor any assignee from the rights and obligations as to any future assignment or from the timely and proper performance of any of obligations hereunder. In the event Lessee contemplates an assignment of rights to another party or parties, Lessee shall give prompt written notice to Lessor, addressed to Assignment Notice Recipient, ExxonMobil Production Company, Attn. Regional Land Manager — Western U.S., P.O. Box 4610, 396 West Greens Road, Houston, TX 77210-4610. If Lessor consents to such assignment, it shall not be effective until Lessor has received an instrument or letter executed by Lessee and its assignee evidencing that such assignment has occurred and that such assignee has assumed all the obligations hereunder.

3)              Notwithstanding anything in this Lease to the contrary, Lessor shall have the right, in its sole discretion, to assign to any affiliate or subsidiary or to any third party, from time to time and in whole or in part, its rights hereunder, including, but not limited to, the right and option to purchase the oil or gas as provided. No assignment shall affect the price at which oil may be purchased and such price shall continue to be governed by the provisions of the Farmout Agreement.

E.              NOTICES:

Except as specifically provided herein or in the Farmout Agreement, all notices relating to this Lease, shall be delivered to the following addresses:

Lessor:                   Exxon Mobil Corporation

Attn: Regional Land Manager — Western U.S. P.
O. Box 4610

Houston, TX 77210-4610

Lessee:                   Vanguard Energy Corporation

1999 Avenue of the Stars, Suite 1100

Los Angeles, California 90067

or to such other address as a party may from time to time designate.

This Lease is executed in duplicate originals on the dates indicated below but effective on the date first set forth above.

LESSOR:

EXXON MOBIL CORPORATION
By:
Agent and Attorney-in-Fact
Date:

LESSEE:

By:

Name:

Title:

Date:

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

The foregoing instrument was acknowledged before me on this               day of                                     , 200   , by                                          , Agent and Attorney in Fact for EXXON MOBIL CORPORATION, a New Jersey corporation, on behalf of said corporation.

My Commission Expires:
Notary Public, State of Texas.

THE STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me on this          day of                             2011, by                                                                 , for                                                                       .

My Commission Expires:

Notary Public